UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2015

______________________________

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas  77002
(Address of principal executive offices)

Registrant's telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            Election of Director.

KBR announced on November 10, 2015, the appointment of Ann Pickard to its Board of Directors effective December 1, 2015, to fill a vacancy created by the retirement of W. Frank Blount.  Ms. Pickard will serve a term expiring at KBR's 2016 annual meeting of stockholders.  Ms. Pickard is an executive of Royal Dutch Shell plc ("Shell") and will continue in such capacity until February 1, 2016, when she plans to retire.  Shell is a customer of KBR, accounting for approximately 1.7% of KBR's gross revenue in fiscal year 2014 and 1.3% of KBR's gross revenue in the first half of 2015.  There are no arrangements or understandings between Ms. Pickard and any other persons pursuant to which Ms. Pickard was appointed a director of KBR.  As a non-employee director, Ms. Pickard is entitled to receive the standard compensation arrangements for KBR directors described under "Director Compensation" in KBR's 2015 Proxy Statement as filed with the Securities and Exchange Commission on March 30, 2015.

The full text of the press release announcing Ms. Pickard's appointment is attached hereto as Exhibit 99.1.

ITEM 9.01                          Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
99.1	KBR, Inc. press release dated November 10, 2015, titled, "KBR Announces Board Appointment."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: November 13, 2015	By:	/s/ Adam M. Kramer
	Name: Title:	Adam M. Kramer Assistant Corporate Secretary